U.S. FACILITIES, INC.
STOCKHOLDERS' AGREEMENT

THIS STOCKHOLDERS' AGREEMENT (this "Agreement") is dated as of the 31st day of May, 2000, by and among **U.S. FACILITIES, INC.**, a Delaware corporation, and those persons whose names and addresses are listed on Schedule A hereto (each a "Stockholder" and collectively, the "Stockholders.")

BACKGROUND

A. The Stockholders have formed the Company for the purposes of (i) acquiring, and thereafter holding, all of the issued and outstanding shares of capital stock (the "Acquisition") of Halifax Technical Services, Inc. ("Halifax"), (ii) obtaining financing to fund the Acquisition, and (iii) carrying on any other lawful business, purpose or activity which a Pennsylvania corporation is not prohibited from carrying on.

B. The Stockholders own the entire equity interest in the Company and wish to protect against ownership of an equity interest in the Company by persons who are not willing or able to carry out the intent of the Stockholders in forming the Company. Accordingly, the Stockholders have agreed to restrict transferability of equity interests, require purchases and sales of their equity interests in certain circumstances, and provide for certain other matters relating to the Company, all as is more fully described in this Agreement.

NOW THEREFORE, the Company and the Stockholders, in consideration of the foregoing and of the mutual covenants contained herein, and intending to be legally bound hereby, agree as follows:

ARTICLE 1. DEFINITIONS

Capitalized terms used herein and not otherwise defined shall have the meanings given to them in Rider 1 attached hereto and made a part hereof by this reference.

ARTICLE 2. TRANSFER OF SECURITIES

2.1 Restrictions on Transfer of Securities.

(a) No Stockholder may Dispose of any of the Company's Securities except as permitted by this Agreement. Each Stockholder represents to and covenants with each other party hereto that none of the Securities which he now owns or hereafter acquires, is, or at any time will be, subject to any restriction or limitation other than those set forth in, or permitted by this Agreement, or as may be required by law. No Stockholder will create or permit to exist any lien, restriction, encumbrance or limitation with respect to any Securities owned by him not specifically contemplated or permitted by this Agreement, nor will any Stockholder give any proxy with respect to Securities owned by him which is inconsistent with the provisions of this Agreement.

(b) Notwithstanding any other provision in this Agreement, any Stockholder may pledge any or all of the Company's Securities held by him to a bank as security for any liabilities of the Company to such bank. None of the terms, conditions, restrictions or provisions of this Agreement shall apply to such pledge or to any Disposition of any of the Company's Securities by such bank, or by such bank's successors or assigns.

2.2 Certain Permitted Dispositions. The restrictions contained in this Agreement with respect to transfers of Securities shall not apply to Permitted Dispositions; provided that each transferee in a Permitted Disposition shall, prior to the Disposition of Securities to such transferee, execute and deliver to the Company a Joinder Agreement or other valid and binding agreement satisfactory to the Company to the effect that any Securities so disposed of shall continue to be subject to all of the provisions of this Agreement.

2.3 First Refusal Rights. Except as otherwise provided under this Agreement, a Stockholder may sell or otherwise transfer Securities in compliance with the provisions of this Section 2.3.

(a) A Stockholder desiring to sell or otherwise transfer Securities in compliance with this Section 2.3 (a "Selling Stockholder") shall first deliver written notice to the Company (hereinafter referred to as the "Notice of Offer") which Notice of Offer shall specify (i) the number of shares of Securities owned by the Selling Stockholder which he wishes to sell (the "Offered Securities"); (ii) the proposed cash consideration per share being offered for the Offered Securities (the "Offer Price"); and (iii) the intended purchaser, who must be a bona fide purchaser, of the Offered Securities and all other terms and conditions of the offer. The Notice of Offer shall constitute an irrevocable offer by the Selling Stockholder to sell to the Company and other Stockholders the Offered Securities at the Offer Price. Within five (5) business days of its receipt of the Notice of Offer, the Company shall send a copy of the Notice of Offer to each Stockholder.

(b) Within 30 days following its receipt of the Notice of Offer, the Company shall notify the Selling Stockholder and the other Stockholders as to the number of the Offered Securities, if any, which it is electing to purchase (such notification shall be referred to hereinafter as the "Company Acceptance"). The election to purchase Offered Securities shall be made only to the extent permitted by applicable law and approved by the Disinterested Board. The Company Acceptance shall be deemed to be an irrevocable commitment to purchase from the Selling Stockholder the number of the Offered Securities which the Company has elected to purchase pursuant to the Company Acceptance.

(c) If the Company does not deliver a Company Acceptance within 30 days following its receipt of the Notice of Offer or if the Company Acceptance does not provide for the purchase by the Company of all of the Offered Securities, then, within 15 days following the expiration of such 30-day notice period or the Company Acceptance, whichever is earlier, each other Stockholder of record shall notify the Company and the Selling Stockholder as to the

maximum number of Offered Securities it desires to purchase (such notification is hereinafter referred to as the "Stockholder's Acceptance"). If the Company does not receive a Stockholder's Acceptance from any of the other Stockholders within such period, such other Stockholders who do not deliver a Stockholder's Acceptance shall be deemed to have declined to purchase any of the Offered Securities. A Stockholder's Acceptance shall be deemed to be an irrevocable commitment to purchase from the Selling Stockholder the number of Offered Securities which such Stockholder has elected to purchase pursuant to its Stockholder's Acceptance, subject to allocation of Offered Securities among Stockholders accepting the Notice of Offer as hereinafter provided.

(d) If the Company and one or more of the other Stockholders elect to purchase a number of Offered Securities which in the aggregate exceeds the total number of Offered Securities, the Company shall be entitled to purchase the number of Offered Securities contained in the Company Acceptance and the remainder of the Offered Securities shall be allocated among the other Stockholders accepting the Selling Stockholder's offer (the "Accepting Stockholders") so that each Accepting Stockholder shall be entitled to purchase its Pro Rata Part of the remainder of the Offered Securities; provided, however, that no Accepting Stockholder shall be required or entitled to purchase a number of Offered Securities greater than the number set forth in its Stockholder's Acceptance. The Company shall promptly notify each such Accepting Stockholder of the number of shares allocated to it, and each such Accepting Stockholder shall be obligated to purchase such Offered Securities allocated to it at the Offer Price for such shares at a closing as set forth in Section 2.3(f) below.

(e) If the Company and the Accepting Stockholders do not elect to purchase all of the Offered Securities available for purchase under this Section 2.3, the Selling Stockholder (a) shall be under no obligation to sell any of the Offered Securities to the Company or any Accepting Stockholder, unless the Selling Stockholder so elects, but (b) may, within a period of four (4) months from the date of the Notice of Offer, subject to the provisions of Section 2.4 below, if applicable, sell the Offered Securities which are not subject to an election to purchase by the Company or Accepting Stockholders to the intended purchaser named in the Notice of

Offer (the "Third Party Transferee"), for cash at a price per share not less than the Offer Price and on such other terms and conditions as are no more favorable to the proposed Third Party Transferee than those specified in the Notice of Offer. Upon any such sale, the Third Party Transferee of such Securities shall execute an agreement in form and substance satisfactory to the Company and the Stockholders pursuant to which such Third Party Transferee agrees that the Securities it acquires from the Selling Stockholder are subject to the provisions of this Agreement. If the Selling Stockholder does not complete the sale of the Offered Securities within such four-month period, the provisions of this Section 2.3 shall again apply, and no sale of Securities of the Selling Stockholder shall be made otherwise than in accordance with the terms of this Agreement.

(f) The closing of purchases of Offered Securities by the Company and/or other Stockholders pursuant to this Section 2.3 shall take place within 30 days after the delivery of the Company Acceptance or 60 days after the date of the Notice of Offer, whichever is later, at 11:00 A.M. local time at the principal office of the Company, or at such other date, time or place as the parties to the sale may agree. At such closing, the Selling Stockholder shall sell, convey, transfer and deliver to each purchaser full right, title and interest in and to the Offered Securities so purchased, free and clear of all liens, security interests or adverse claims of any kind and nature (except as otherwise set forth in this Agreement or in the Notice of Offer), and shall deliver to each purchaser a certificate or certificates representing the Offered Securities sold, in each case duly endorsed for transfer or accompanied by appropriate stock transfer powers duly endorsed. Each purchaser of the Offered Securities shall deliver to the Selling Stockholder, in full payment of the purchase price of the Offered Securities being purchased, a certified or bank check payable to the order of the Selling Stockholder in an amount equal to the aggregate purchase price of the Offered Securities being acquired by such purchaser.

2.4 **Right to Join in Sale.**

(a) If the Company and the Stockholders other than the Selling Stockholder do not elect to purchase all of the Offered Securities in accordance with Section 2.3, such Selling

Stockholder shall refrain from effecting such transaction unless, prior to the consummation thereof, each other Stockholder of record shall have been afforded the opportunity to join in such sale, as hereinafter provided.

(b) Prior to the consummation of any transaction subject to this Section 2.4, the Selling Stockholder shall cause the person or group that proposes to acquire Securities in a transaction subject to this Section 2.4 (the "Proposed Purchaser") to offer (the "Purchase Offer") in writing to each other Stockholder of such Securities to purchase from such Stockholder such Stockholder's Pro Rata Part of the total number of Securities proposed to be purchased by the Proposed Purchaser at the price per share (the "Offering Price") and on such other terms and conditions (the "Offering Terms") as the Proposed Purchaser has offered to purchase Securities to be sold by the Selling Stockholder. If the Proposed Purchaser is acquiring Securities in a single transaction or a series of related transactions from one or more Selling Stockholders, the Offering Price shall be the highest of the prices and the Offering Terms shall be those terms offered by the Proposed Purchaser to any Selling Stockholder in any one of such transactions which are most favorable to the offeree. Each Stockholder shall have at least 20 days from the receipt of the Purchase Offer in which to accept such Purchase Offer. In order to participate, a Stockholder must deliver to the Proposed Purchaser Securities of the same type or types as are being transferred by the Selling Stockholder. If any Stockholder elects to sell less than such Stockholder's Pro Rata Part of the Securities being purchased pursuant to such transaction, the Selling Stockholder shall be entitled to sell additional shares to make up any deficiency. In the event that a sale or other transfer subject to this Section 2.4 is to be made to a Proposed Purchaser who is not a Stockholder, the Selling Stockholder shall notify the Proposed Purchaser that such sale or other transfer is subject to this Section 2.4 and shall ensure that no sale or other transfer is consummated without the Proposed Purchaser first complying with this Section 2.4. It shall be the responsibility of each Stockholder to determine whether any transaction to which it is a party is subject to this Section 2.4.

2.5 Preemptive Rights.

(a) Each Stockholder shall have the preemptive right to purchase up to such Stockholder's "Preemptive Share" of any New Securities which the Company may, from time to time, propose to sell or issue. As used herein, "Preemptive Share" means, in any particular instance, the proportion which the number of shares of Securities owned by a Stockholder bears to the total number of shares of Securities outstanding.

(b) In the event the Company proposes to undertake an issuance or sale of New Securities, it will give each Stockholder written notice of its intention, describing the type of New Securities and the price and the general terms upon which the Company proposes to issue or sell the same. Each Stockholder will have five (5) business days from the date such notice is given to give the Company written notice of such Stockholder's election to purchase all or any portion of the Stockholder's Preemptive Share of such New Securities for the price and upon the general terms specified in the notice, stating the quantity of New Securities to be purchased. Any Stockholder who does not give such notice within such 5-day period shall be deemed to have waived his preemptive rights with respect to such New Securities, provided the Company consummates the issuance thereof within 120 days after the expiration of such 5-day period at a price equal to or higher than the price specified in the notice given to the Stockholders by the Company under this Section 2.5. New Securities may be offered in units of two or more different Securities or other evidences of indebtedness, and if so offered, the preemptive rights granted hereby shall apply only to such Units.

(c) Notwithstanding the preceding provisions of this Section 2.5, the Company may sell any portion of an issue of New Securities with respect to which such rights have been waived in writing by any Stockholder.

(d) The preemptive right of any Stockholder to purchase New Securities pursuant to this Section 2.5 may not be assigned or otherwise transferred in whole or in part by such Stockholder except to the extent it amounts to a Permitted Disposition of such preemptive rights.

2.6 "Push-Pull" Provisions. Anything in this Agreement to the contrary notwithstanding, if any Stockholder or group of Stockholders which in the aggregate hold at least forty percent (40%) of the issued and outstanding Securities (collectively, the "Receiving Stockholders") receive an offer (the they desire to accept) to sell, dispose or otherwise transfer 100% of the issued and outstanding Securities of the Company, in a single transaction or a series of related transactions, to a third party which is not a Stockholder or Affiliate of a Stockholder (a "Control Offer"), such Receiving Stockholders shall within 10 days from the date of receiving such Control Offer communicate such conditions of such Control Offer (the "Notice of Control Offer") to all of the other Stockholders. If the Receiving Stockholder sends the Notice of Control Offer to all other Stockholders, the provisions of Sections 2.3 and 2.4 hereof shall not apply.

Within 20 days of a Stockholder receiving the Notice of Control Offer, such Stockholder shall, at its option, either (i) agree to sell all of its Securities in the Company held by such Stockholder in accordance with the terms and conditions of the Control Offer or (ii) agree to purchase all of the issued and outstanding Securities of the Company held by the Receiving Stockholder and all other Stockholders who agree to sell their Securities pursuant to the Control Offer at a purchase price and with terms and conditions which shall be not less than those contained in the Control Offer. Each Stockholder shall give notice to the Receiving Stockholder and to all other Stockholders of its decision to either accept the Control Offer or to purchase all of the Securities held by the Receiving Stockholder and all other Stockholders who agree to sell their Securities pursuant to the Control Offer; provided, however, that if a Stockholder fails to elect either of the foregoing options, it shall be deemed to have elected to accept the Control Offer. If two or more Stockholders elect to purchase all of the Securities held by other Stockholders, each such Stockholder agreeing to purchase shall acquire its Pro Rata Part of such Securities.

2.7 Termination of Certain Restrictions. The restrictions on or requirements concerning transfers contained in Section 2.1, 2.2, 2.3, 2.4, 2.5 and 2.6 of this Agreement shall terminate on the date that any shares of Securities are registered under the Securities Act and are sold in a public offering as a result of which more than thirty percent (30%) of the outstanding Securities are held by persons other than the Stockholders.

2.8 Legend on Certificate. Certificates representing ownership of Securities shall bear the following legend:

"THIS CERTIFICATE IS HELD SUBJECT TO AN AGREEMENT AMONG THE COMPANY AND ITS STOCKHOLDERS DATED AS OF MAY 31, 2000, AND THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE TRANSFERABLE ONLY IN ACCORDANCE WITH THE TERMS, CONDITIONS AND RESTRICTIONS OF THAT AGREEMENT, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY."

In addition to the foregoing, certificates respecting ownership of shares of non-registered Securities shall bear the following legend:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933, UNLESS IN THE OPINION (WHICH SHALL BE IN THE FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY) OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

Each Stockholder shall, within ten (10) days after the date on which he executes this Agreement, surrender to the Company the certificates reflecting his ownership of Securities which do not bear the foregoing legends so that such legends, as applicable, may be placed on each such certificate.

2.9 **Transfers Invalid**. Any attempted Disposition of Securities, or any interest or right therein, made in violation of this Agreement shall be null and void. The transferee of such shares shall not be entitled to have them transferred upon the books of the Company, and no person shall be entitled to vote such shares or receive dividends thereon until such transfer is rescinded. In the event of an involuntary Disposition of any Securities which is or is held to be legally enforceable notwithstanding the provisions of this Article 2, the Company and the remaining Stockholders shall have the right, but not the obligation, to repurchase Securities so Disposed, and the transferee in such involuntary Transfer shall sell the same to the Company or the remaining Stockholders, as the case may be. Any election to repurchase under this Section 2.9 shall be made by a majority in interest of the remaining Stockholders and shall be made within 90 days after the receipt of notice by the remaining Stockholders of the involuntary Disposition. Any such repurchase by the remaining Stockholders shall be made on a pro rata basis calculated based upon the total number of Securities held by each such Stockholder, unless otherwise agreed by the remaining Stockholders. Closing on such repurchase shall occur within twelve (12) months from the date of receipt of notice of such involuntary Disposition. If the Company and the remaining Stockholders do not make the election to repurchase under this Section 2.9, the Person to whom the Securities shall have been involuntarily Disposed immediately and without any affirmative action by any person shall be deemed to be a Stockholder hereunder.

2.10 **Representations and Warranties**. Each Stockholder acknowledges and represents and warrants that:

(a) He has neither been offered any Securities by any form of general solicitation or advertising nor has he received any public media advertisements or any form of mass mailing solicitation with respect to the Securities and that he is not aware of any such advertisements or solicitations;

(b) His acquisition of shares of Securities has been made for his account for investment purposes only and not with a view to the resale or distribution thereof;

(c) The Securities are not registered under the Securities Act:

(d) The Securities are "restricted securities" as that term is used in Rule 144 under the Securities Act:

(e) He has been furnished with such information about the Company as he requested and has had the opportunity to communicate with the officers and directors of the Company in order to verify the accuracy of or supplement the foregoing information; and

(f) He has such knowledge and experience in financial and business matters that he is capable of evaluating the risks and merits of the purchase of the Securities.

Each Stockholder agrees that prior to the Securities being registered for public sale, he will not sell, assign or otherwise transfer all or any of the Securities owned by him unless he furnishes the Company with the opinion of counsel referred to in Section 2.8 hereof, except if the Company waives the delivery of such opinion.

2.11 **Nominee**. The Company may designate a nominee to acquire Securities in any case in which the Company shall have the right or obligation to acquire Securities, upon giving all other parties hereto notice of the name and address of such nominee and such nominee acknowledging in writing to all other parties hereto that subject to the limitations, obligations, agreements and restrictions imposed upon the Company herein or by applicable law with regard to such Securities, any Securities acquired by such nominee shall be so held by it.

ARTICLE 3. INFORMATION

Until such time as the restrictions on transfer of shares of Securities shall have terminated under Section 2.7, the Company will deliver to each of the Stockholders:

3.1 **Annual Reports and Financial Statements.** As soon as available, but, in any event within 120 days after the end of each fiscal year of the Company, a copy of the consolidated balance sheet of the Company and its Subsidiaries as at the end of each fiscal year and the related consolidated statements of income, stockholders' investment and changes in financial position of the Company and its Subsidiaries for each fiscal year, all in reasonable detail and stating in comparative form the figures as at the end of and for the previous fiscal year accompanied by an opinion of the accounting firm used by the Company, which opinion shall state that such audit was conducted in accordance with generally accepted auditing standards and included such tests of accounting records and such other auditing procedures as were considered necessary under the circumstances. All such financial statements shall be prepared in accordance with generally accepted accounting principles in the United States applied consistently throughout the periods reflected therein except as stated therein.

3.2 **Other Reports and Statements.** Promptly (but in any event within ten days) after any filing by the Company with the Securities and Exchange Commission, of any publicly available annual or periodic or special report or proxy statement or final registration statement, a copy of such report or statement; and promptly (but in any event within ten days) after the any delivery of a report of financial condition or default to any creditor of the Company who initially extended credit of $500,000 or more, a copy of such report of financial condition or default.

3.3 **Access to Books and Records.** The Company shall afford each Stockholder (or his representatives) access, at reasonable times and on reasonable prior notice, to the books and records of the Company and its Subsidiaries.

3.4 **Confidentiality.** During the term of this Agreement, the Stockholders shall keep confidential, unless compelled to disclose by judicial or administrative process or, in the opinion of their respective counsel, by other requirements of law, all information, reports and statements supplied to such Stockholders by the Company pursuant to this Article 3, other than such information, reports and statements concerning the Company which have been made public by

the Company or which the Stockholder has gained access to from another source not under a similar duty of confidentiality.

ARTICLE 4. VOTING OF SECURITIES

4.1 **Board of Directors.**

(a) At each annual meeting of the stockholders of the Company, and at each special meeting of the stockholders called for the purpose of electing directors of the Company, and at any time at which stockholders of the Company shall have the right to, or shall, vote for directors of the Company, each Stockholder shall vote all Securities held by him for the election to the Company's Board of Directors, the following persons: (i) one (1) person designated by Ernest Agresto; (ii) one (1) person designated by James C. Dobrowolski; (iii) one (1) person designated by Thomas A. Leonard; (iv) three (3) persons designated by PRWT Services, Inc.; and (v) one (1) person designated by PRWT Services, Inc. and confirmed in writing as acceptable by a majority in interest of the Stockholders other than PRWT Services, Inc..

(b) The Stockholders confirm that it is their intent that, at each annual meeting of the stockholders of Halifax, and at each special meeting of the stockholders called for the purpose of electing directors of the Halifax, and at any time at which stockholders of the Halifax shall have the right to, or shall, vote for directors of the Halifax, the Company shall vote all voting securities of Halifax held by it for the election to the Halifax Board of Directors of all those persons (and no others) who are then members of the Board of Directors of the Company, i.e., it is the intent of the Stockholders that the composition of the respective Boards of Directors of the Company and Halifax be identical.

4.2 **Extraordinary Actions.** The Company shall not take or undertake any Extraordinary Action (as defined in this Section 4.2 below) without first obtaining the affirmative vote of Stockholders holding not less than sixty-six and two-thirds percent (66 2/3%) of the outstanding Securities having the right to vote on such matter. In the event the affirmative

vote of not less than sixty-six and two-thirds (66 2/3%) of the outstanding Securities having the right to vote on any such matter shall have been obtained, then each Stockholder agrees that he will (i) vote all of the Securities owned by him in favor of such merger, consolidation, or any sale, transfer or other disposition of all or substantially all of the Company's assets and (ii) execute such documents and take such actions as may be reasonably necessary to give effect to such vote. As used in this Agreement, the term "Extraordinary Action" shall mean any merger; consolidation; reorganization; division, dissolution, liquidation or windup of the Company; sale, lease or other disposition of the assets comprising a majority in value of the assets of the Company; the issuance of any capital stock of the Company or any rights convertible into or exchangeable for capital stock of the Company; and/or any amendment to the Articles of Incorporation or Bylaws of the Company.

ARTICLE 5. MISCELLANEOUS

5.1 Legal Counsel; Waiver of Conflict. The Stockholders hereby acknowledge that Obermayer Rebmann Maxwell & Hippel LLP ("ORM&H") has acted as legal counsel to the Company in connection with, among other things, the Acquisition and the preparation of this Agreement. The Company and the Stockholders acknowledge that Thomas A. Leonard, one of the Stockholders, is a member of ORM&H. The Company and the Stockholders expressly consent to such representation by ORM&H, waive any conflict of interest which may arise by arising by virtue of such representation, and agree that ORM&H may continue to represent the interests of the Company.

5.2 Binding Effect. This Agreement shall be binding upon the heirs, assigns, personal representatives, guardians, custodians and successors-in-interest of the parties hereto and of the trustees and beneficiaries of any trust to which Securities have been transferred pursuant to this Agreement, the voting trustees of any voting trust to which Securities are transferred and the trustees of any other trust to which Securities are or have been transferred (each of the foregoing is herein called a "Successor").

5.3 **Termination**. This Agreement and all restrictions, limitations, rights and obligations set out herein with respect to the Securities shall terminate upon the occurrence of any of the following events (i) the bankruptcy or dissolution of the Company; (ii) a single Stockholder becoming the owner of all of the Securities which are then subject to this Agreement; (iii) the execution of a written instrument terminating this Agreement by all of the Stockholders; or (iv) the 50th anniversary of this Agreement. In addition, this Agreement shall be temporarily suspended with respect to any Securities upon the registration of those shares for public sale becoming effective; provided, however, this Agreement shall terminate with respect to any such Securities upon the sale thereof to a Person who is not a party to this Agreement at any time following the registration of those shares for public sale becoming effective.

5.4 **Certificate of Incorporation**. The Company and each of the Stockholders agree that the Certificate of Incorporation of the Company shall not be amended in any manner which is inconsistent with the terms of this Agreement while this Agreement remains in effect.

5.5 **Injunctive Relief**. It is acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations imposed on them by this Agreement and that in the event of any such failure, an aggrieved Person will be irreparably damaged and will not have an adequate remedy at law. Any such Person shall, therefore, be entitled to injunctive relief and/or specific performance to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

5.6 **Further Assurances**. Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby. Each Stockholder hereby agrees to vote all shares of Securities now or hereafter owned by such Stockholder at all times in whatever

manner is necessary to accomplish the purposes of this Agreement, and to refrain from voting his or its shares of Securities in any manner not consistent with any provision of this Agreement.

5.7 Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the Commonwealth of Pennsylvania, without giving effect to the choice of law principles thereof. The parties agree that any dispute, controversy or claim arising under or in connection with this Agreement or its performance by any party ("Claims") shall be decided exclusively by and in the state or federal courts sitting in Philadelphia County, Pennsylvania, which courts shall have subject matter jurisdiction over all Claims. For such purpose, each party hereby submits to the personal jurisdiction of the state and federal courts sitting in Philadelphia County, Pennsylvania, and agrees that service of process may be completed and shall be effective and binding upon the party served if mailed by certified mail, return receipt requested, postage prepaid and properly addressed to the party as set forth in the Company records. The parties waive all objections to the litigation of Claims before the state or federal courts sitting in Philadelphia County, Pennsylvania, whether based upon the doctrine of forum no convenient or otherwise.

5.8 Entire Agreement; Amendment; Waiver. This Agreement (i) contains the entire agreement among the parties hereto with respect to the subject matter hereof, (ii) supersedes all prior written agreements and negotiations and oral understandings, if any, with respect thereto, (iii) may not be amended or supplemented except by an instrument or counterparts thereof in writing signed by Stockholders who in the aggregate hold not less than sixty-six and two-thirds percent (66 2/3%) of the then outstanding Securities and (iv) may not be discharged except by such written instrument or by performance.

5.9 Invalidity of Provision. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in such jurisdiction or the validity or enforceability of this Agreement, including such provision, in any other jurisdiction, and any provision hereof which may be invalid or unenforceable in any such jurisdiction shall be automatically replaced by another

provision which is as similar as possible in terms to such invalid or unenforceable provision but is valid and enforceable.

5.10 **No Obligation Regarding Continuing Employment**. Nothing in this Agreement shall constitute an agreement by, or shall impose any obligation upon, the Company or any of its Subsidiaries to employ, or to continue to employ any party hereto, or shall constitute an agreement by, or shall impose any obligation upon, the Company or any of its Subsidiaries with respect to the terms and conditions of employment of any party hereto who is or becomes a director, officer, employee or agent of the Company or any of its Subsidiaries.

5.11 **Expenses and Attorneys' Fees**. Any party who breaches this Agreement shall be obligated to pay the costs, including attorneys' fees, incurred by any non-breaching parties in enforcing their rights against such breaching party.

5.12 **No Violations**. Nothing herein shall be deemed to obligate the Company to make, declare or pay any dividend, distribution or other payment which declaration or payment would result in the violation of any covenant contained in any agreement, indenture or other contract to which the Company is a party, including without limitation any agreement relating to debt of the Company for borrowed money, to which the Company is or may at any time be subject.

5.13 **Notice**. Any and all notices or other writings, which are required to be served, or which may be served under the provisions of this Agreement, shall be in writing, and shall be sufficiently served if delivered personally or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the addresses indicated on Schedule A, or at such other address for a party as shall be specified by like notice; provided, that notices of a change of address shall be effective only upon receipt thereof. If mailed as aforesaid, three (3) days after the date of mailing shall be the date notice shall be deemed to have been received.

5.14 **Headings**. The headings and captions contained herein are for convenience only and shall not control or affect the meaning or construction of any provision hereof.

5.15 **Multiple Counterparts**. This Agreement may be executed by one or more of the parties hereto by any number of identical separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same Agreement.

IN WITNESS WHEREOF, this Agreement has been executed by or on behalf of each of the parties hereto as of the date first above written.

U.S. FACILITIES, INC.

By: ______________________
Name:
Title:

____
Ernest J. Agresto

____
James C. Dobrowolski

____
Thomas A. Leonard

PRWT SERVICES, INC.

By: ______________________
Name:
Title:

SCHEDULE A

Stockholder:

Ernest Agresto 214 W. Main Street Suite 211 Moorestown, NJ 08057	856 273-1770 856 273-6585 (fax)
James C. Dobrowolski 1800 JFK Boulevard 16th Floor Philadelphia, PA 19103	215 564 1490 (phone) 215 564 1529 (fax) fachtsi@aol.com
Thomas A. Leonard Obermayer Rebmann Maxwell & Hippel LLP One Penn Center, 19th Floor 1617 JFK Boulevard Philadelphia, PA 19103	215 665 3220 (phone) 215 665 3165 (fax) tal@obermayer.com
PRWT Services, Inc. Suite 555 1617 John F. Kennedy Boulevard Philadelphia, PA 19103 Attention: Mr. Raymond Saulino President and Chief Executive Officer	215 569-8810 215 569-9893 ray@prwt.com